Exhibit 5.4

[Letterhead of Simpson Thacher & Bartlett LLP]

February 25, 2015

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101-1179

Ladies and Gentlemen:

We have acted as counsel to PPL Corporation, a Pennsylvania corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of common stock of the Company, par value $.01 per share (the “PPL Common Stock”); (ii) shares of preferred stock of the Company, par value $.01 per share (the “PPL Preferred Stock”); (iii) contracts for the purchase and sale of PPL Common Stock and PPL Preferred Stock (the “PPL Purchase Contracts”); (iv) depositary shares evidenced by depositary receipts representing a fraction or a multiple of a share of PPL Preferred Stock (the “PPL Depositary Shares”) and (v) units of the Company, consisting of two or more of the securities described under clauses (i) through (iv) in any combination (the “PPL Units”). The PPL Common Stock, the PPL Preferred Stock, the PPL Purchase Contracts, the PPL Depositary Shares, the PPL Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time in an indeterminate amount as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Securities Act.

The PPL Purchase Contracts will be issued pursuant to a purchase contract agreement (the “PPL Purchase Contract Agreement”) between the Company and a purchase contract agent as shall be named therein (the “PPL Purchase Contract Agent”).

The PPL Depositary Shares will be issued pursuant to a deposit agreement (the “PPL Deposit Agreement”) between the Company and a depositary as shall be named therein (the “PPL Depositary”).

The PPL Units will be issued pursuant to a unit agreement (the “PPL Unit Agreement”) between the Company and a unit agent as shall be named therein (the “PPL Unit Agent”).

We have examined the Registration Statement along with a form of the share certificate for the PPL Common Stock, a form of the PPL Purchase Contract Agreement and a form of the PPL Deposit Agreement, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

We have further assumed that: (1) at the time of execution, issuance and delivery of the PPL Purchase Contracts, the PPL Purchase Contract Agreement will be the valid and legally binding obligation of the PPL Purchase Contract Agent; (2) at the time of execution, issuance and delivery of the PPL Depositary Shares, the PPL Deposit Agreement will be the valid and legally binding obligation of the PPL Depositary; and (3) at the time of execution, issuance and delivery of the PPL Units, the PPL Unit Agreement will be the valid and legally binding obligation of the PPL Unit Agent.

We also have assumed that at the time of execution, issuance and delivery of the Purchase Contracts, the depositary receipts evidencing the PPL Depositary Shares or the PPL Units, as the case may be, (1) the Company will be validly existing and in good standing under the law of the Commonwealth of Pennsylvania and will have duly authorized, issued, executed and delivered, as applicable, the securities and agreements referred to in the applicable opinion below in accordance with its charter and by-laws and the law of the Commonwealth of Pennsylvania and (2) the authorization, issuance, execution, delivery and performance, as applicable, of the securities and agreements referred to in the applicable opinion below will not (a) violate the Company’s charter or by-laws, the law of the Commonwealth of Pennsylvania or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States) or (b) constitute a breach or violation of any agreement or instrument which is binding upon the Company. We also have assumed that at the time of the issuance and delivery of shares of PPL Common Stock or PPL Preferred Stock underlying any PPL Purchase Contracts, PPL Depositary Shares or PPL Units, such shares will have been duly authorized and validly issued in accordance with the terms of the Company’s charter and by-laws and the laws of the Commonwealth of Pennsylvania and will be fully paid and non-assessable.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to the PPL Purchase Contracts, upon payment of the consideration for such PPL Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable PPL Purchase Contract Agreement and such agreement and upon compliance with applicable regulatory requirements, the PPL Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2. With respect to the PPL Depositary Shares, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable PPL Deposit Agreement and such agreement and upon compliance with applicable regulatory requirements, the depositary receipts evidencing the PPL Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the PPL Depositary Shares and the PPL Deposit Agreement.

3. With respect to the PPL Units, upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and in accordance with the provisions of the applicable PPL Purchase Contract Agreement, in the case of such PPL Purchase Contracts, and in accordance with the provisions of the applicable PPL Unit Agreement and upon compliance with applicable regulatory requirements, such PPL Units will be validly issued, fully paid and nonassessable and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New York.

We hereby consent to the filing of this opinion letter as Exhibit 5.4 to the Registration Statement and to the use of our name under the caption “Validity of the Securities and the PPL Guarantees” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

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